Exhibit 10.2

Compensation of Brent J. Gay

Annual Base Salary:	$300,000 commencing on February 1, 2018, subject to increase at the discretion of the Compensation Committee.

Bonus:	Mr. Gay is entitled to participate in the Senior Management Bonus Program.